Exhibit 99.1

Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Rebecca Phillips Public Relations Manager +1 (408) 716-4773 rphillips@accuray.com

Accuray Announces Results for Second Quarter Fiscal 2013

Decline in Product Revenue Partly Offset by Strong Service Revenue and Profitability

SUNNYVALE, Calif., February 6, 2013 — Accuray Incorporated, a radiation oncology company, (Nasdaq: ARAY) today announced financial results for the second quarter of fiscal 2013 that ended December 31, 2012. Non-GAAP results are provided to enhance understanding of Accuray’s ongoing core results of operations.

Recent highlights include a continued increase in service revenue and expanding service gross margin.

“While I am encouraged by the growing stream of profitable service revenue, we clearly need to concentrate on commercializing our two new product platforms that were announced in October 2012 during the ASTRO tradeshow,” said Joshua Levine, president and chief executive officer of Accuray. “As part of our plan for sustained revenue growth and profitability, we are taking specific actions designed to reduce the company’s cost structure by approximately forty million dollars per year and are focused on capitalizing on the significantly increased capabilities of our new products.”

For the second quarter of fiscal 2013 Accuray reported total consolidated GAAP revenue of $77.8 million and total non-GAAP revenue of $77.7 million. By comparison, for the second quarter of fiscal 2012, total GAAP revenue was $106.4 million and total non-GAAP revenue was $102.9 million. On a non-GAAP basis revenue was down by 24 percent from the same quarter of the prior year.

The consolidated GAAP gross margin for the second quarter of fiscal 2013 was 44.0 percent for products and 26.9 percent for services, compared to 48.6 percent for products and 21.2 percent for services for the second quarter of the prior year. The consolidated non-GAAP gross margin for the second quarter of fiscal 2013 was 50.0 percent for products and 26.9 percent for service, compared to 55.8 percent and 12.3 percent, respectively, for the second quarter of the prior year. While we expect the underlying positive trend in our service gross margin to continue, we are likely to experience quarterly fluctuations as in past quarters.

Consolidated GAAP net loss attributable to stockholders for the second quarter of fiscal 2013 was $29.2 million, or $0.40 per share, compared to $10.4 million, or $0.15 per share, for the second quarter of the prior year. Non-GAAP net loss for the second quarter of fiscal 2013 was $22.0 million or $0.30 per share compared to $7.1 million or $0.10 per share for the second quarter of the prior year.

Net product orders to backlog totaled $17.9 million during the second quarter of fiscal 2013, with an ending backlog of $279.0 million. Backlog decreased five percent sequentially from $294.3 million, at the end of the previous quarter, but is higher than the $276.8 million at the end of the second quarter of fiscal 2012.

During the second quarter of fiscal 2013, 14 units were shipped and 17 were installed, increasing Accuray’s worldwide installed base to 677 systems.

Accuray’s cash and cash equivalents equaled $94.8 million and restricted cash was $2.6 million for a total of $97.4 million as of December 31, 2012.

Restructuring

As previously announced, Accuray has restructured its operations to achieve two goals: first to improve commercial execution to generate revenue growth, and second, to reduce operating expenses so that the company is in a better position to achieve sustainable profitability. As a result of the restructuring, Accuray expects to take a non-recurring charge of $3.0 million to $4.0 million in the third quarter of fiscal 2013. The company expects operating expense savings of approximately $40.0 million per year from the level originally reported for fiscal 2012. The company expects operating expenses to be approximately $38.0 million per quarter on a non-GAAP basis and $38.5 million per quarter on a GAAP basis as we exit the fourth quarter of fiscal 2013.

Outlook

As stated on January 3, 2013, Accuray management projects total revenue for fiscal 2013 of $320.0 million to $330.0 million. This guidance represents expected results on a non-GAAP basis.

Additional Information

Additional information, including slides of second quarter highlights which will be discussed during the conference call, is available in the Investor Relations section of the company’s website at www.accuray.com/investors.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Wednesday, February 6, 2013 at 2:00 p.m. PST/5:00 p.m. EST. The conference call dial-in numbers are 1-866-761-0749 (USA) or 1-617-614-2707 (International), Conference ID: 63591669.  A live webcast of the call will also be available from the Investor Relations section of the corporate website at www.accuray.com/investors.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID: 63531003, beginning at 5:00 p.m. PST/8:00 p.m. EST on February 6, 2013 and will be available through February 13, 2013. A webcast replay will also be available from the Investor Relations section of the Company’s website at www.accuray.com/investors from approximately 5:00 p.m. PST/8:00 p.m. EST today through Accuray’s release of its results for the third quarter of fiscal 2013, ending March 31, 2013.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), is a radiation oncology company that develops, manufactures and sells personalized, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited to, expected total revenue, product revenue, service revenue, gross service margin, orders and operating expenses; quarterly fluctuations in service margins; the effects of the introduction of new CyberKnife and TomoTherapy Systems; commercial execution; the company’s future cost structure; the impact of the restructuring of our operations, including the goals of the restructuring and the expected restructuring charge; the company’s future growth including: order growth, revenue growth and future profitability; and fiscal 2013 revenue guidance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the company’s ability to convert backlog to revenue; the success of its worldwide sales and marketing efforts; the success of the introduction of our CyberKnife and TomoTherapy Systems; the extent of market acceptance for the company’s products and services; the impact and success of the restructuring of our operations; the company’s ability to manage its expenses; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K filed on September 10, 2012, the company’s report on Form 10-Q filed on November 7, 2012 for the first quarter of fiscal 2013, the Form 10-Q to be filed for the second quarter of fiscal 2013 and our other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Net revenue:
Products	$33,170	$63,802	$73,798	$119,976
Services	44,609	42,097	86,729	85,498
Other	—	524	—	1,400
Total net revenue	77,779	106,423	160,527	206,874
Cost of revenue:
Cost of products	18,564	32,800	42,573	71,173
Cost of services	32,589	33,177	67,652	70,526
Cost of other	—	203	—	504
Total cost of revenue	51,153	66,180	110,225	142,203
Gross profit	26,626	40,243	50,302	64,671
Operating expenses:
Selling and marketing	15,761	14,017	28,650	27,598
Research and development	17,239	18,283	35,813	37,401
General and administrative	15,892	13,395	28,734	28,083
Total operating expenses	48,892	45,695	93,197	93,082
Loss from operations	(22,266)	(5,452)	(42,895)	(28,411)
Other expense, net	(2,580)	(4,464)	(3,284)	(7,236)
Loss before provision for income taxes	(24,846)	(9,916)	(46,179)	(35,647)
Provision for income taxes	667	367	1,264	905
Loss from continuing operations	(25,513)	(10,283)	(47,443)	(36,552)

Loss from discontinued operations:
Loss from operations of a discontinued variable interest entity	(1,400)	(1,908)	(3,505)	(3,722)
Impairment of indefinite lived intangible asset of discontinued variable interest entity	—	—	(12,200)	—
Loss from deconsolidation of a variable interest entity	(3,442)	—	(3,442)	—
Loss from discontinued operations, net of tax	(4,842)	(1,908)	(19,147)	(3,722)

Loss from discontinued operations attributable to noncontrolling interest	(1,184)	(1,804)	(13,289)	(3,377)
Loss from discontinued operations attributable to stockholders	(3,658)	(104)	(5,858)	(345)

Net loss attributable to stockholders	$(29,171)	$(10,387)	$(53,301)	$(36,897)

Loss per share attributable to stockholders
Basic and diluted - continuing operations	$(0.35)	$(0.15)	$(0.65)	$(0.52)
Basic and diluted - discontinued operations	$(0.05)	$—	$(0.09)	$—
Basic and diluted - net loss	$(0.40)	$(0.15)	$(0.74)	$(0.52)

Weighted average common shares used in computing loss per share
Basic and Diluted	72,870	70,698	72,433	70,481

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:

Cost of revenue	$319	$437	$566	$995
Selling and marketing	$327	$151	$547	$380
Research and development	$477	$567	$993	$1,169
General and administrative	$1,173	$792	$1,945	$2,012

Accuray Incorporated

Consolidated Balance Sheets

(in thousands, except share amounts)

	December 31,	June 30,
	2012	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,773	$143,504
Restricted cash	2,657	1,560
Accounts receivable, net of allowance for doubtful accounts	63,468	67,890
Inventories	88,830	81,693
Prepaid expenses and other current assets	14,766	16,715
Deferred cost of revenue—current	7,509	4,896
Total current assets	272,003	316,258

Property and equipment, net	$37,209	37,458
Goodwill	59,389	59,215
Intangible assets, net	36,317	49,819
Deferred cost of revenue—noncurrent	2,760	2,433
Other assets	7,957	7,987
Total assets	$415,635	$473,170
Liabilities and equity
Current liabilities:
Accounts payable	$20,668	$18,209
Accrued compensation	12,809	23,071
Other accrued liabilities	28,657	31,646
Customer advances	18,576	18,177
Deferred revenue—current	87,272	83,071
Total current liabilities	167,982	174,174
Long-term liabilities:
Long-term other liabilities	5,293	5,988
Deferred revenue—noncurrent	9,968	9,675
Long-term debt	81,565	79,466
Total liabilities	264,808	269,303

Equity:
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized: 200,000,000 and 100,000,000 shares; issued and outstanding: 73,920,824 and 71,864,268 shares at December 31 and June 30, 2012, respectively	74	72
Additional paid-in capital	418,008	409,143
Accumulated other comprehensive income	2,473	2,837
Accumulated deficit	(269,728)	(216,427)
Total stockholders’ equity	150,827	195,625
Noncontrolling interest		8,242
Total equity	150,827	203,867
Total liabilities and equity	$415,635	$473,170

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and six months ended December 31, 2012 and 2011. “GAAP” refers to generally accepted accounting principles in the United States.

Accuray closed the acquisition of TomoTherapy on June 10, 2011 and TomoTherapy’s operations since that date are included in Accuray’s consolidated results of operations. Accounting for the impact of this acquisition has resulted in changes to the value of assets and liabilities from the amounts reflected by TomoTherapy prior to the acquisition and the creation of incremental assets and liabilities including intangible assets for developed technology and backlog, and unfavorable lease obligations. These changes have impacted revenues and expenses recorded in Accuray’s consolidated statements of operations since the close of the acquisition. In addition, Accuray has incurred significant expenses as a result of the acquisition, some of which are one-time charges while others were incurred over fiscal 2012 and 2013 for the integration of TomoTherapy.

To reflect the ongoing core results of operations of the Company, including adjusting for the impact of the acquisition of TomoTherapy, the Company has presented its operating results on an adjusted non-GAAP basis as well as in accordance with GAAP for the three and six months ended December 31, 2012 and 2011. We use the following measures shown in the following tables, which are not calculated in accordance with GAAP. All significant adjustments to reconcile to GAAP primarily relate to the acquisition of TomoTherapy except the adjustment to Other income (expense). The Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses these non-GAAP financial measures in connection with its own budgeting and financial planning, as well as evaluating management performance for compensation purposes. These non-GAAP financial measures are in addition to, not a substitute for, nor superior to, measures of financial performance prepared in conformity with GAAP.

Revenue

	Three months ended December 31,				Three Months Ended December 31,				Six Months Ended December 31,				Six Months Ended December 31,
	2012	2012		2012	2011	2011		2011	2012	2012		2012	2011	2011		2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Products	$33,170	—	(A)	$33,170	63,802	135	(A)	63,937	$73,798	265	(A)	$74,063	$119,976	483	(A)	$120,459
Services	44,609	(33	)(B)	44,576	42,097	(3,693	)(B)	38,404	86,729	(92	)(B)	86,637	85,498	(8,761	)(B)	76,737
Other	—	—		—	524	—		524	—	—		—	1,400	—		1,400
Total	$77,779	$(33)		$77,746	106,423	(3,558)		102,865	$160,527	$173		$160,700	$206,874	$(8,278)		$198,596

(A)

As of the close of the acquisition, TomoTherapy’s deferred product revenue related to products shipped but not yet installed was written down to the fair value of goods and services remaining to be delivered. As a result, during the three months ended December 31, 2012 and 2011, product revenue recorded by Accuray for the sale of TomoTherapy products was $-0- and $0.1 million lower than product revenue that would have been recorded by TomoTherapy if the acquisition had not occurred. For the six months ended December 31, 2012 and 2011, product revenue recorded by Accuray for the sale of TomoTherapy products was $0.3 and $0.5 million lower than product revenue that would have been recorded by TomoTherapy if the acquisition had not occurred.

(B)

As of the close of the acquisition, TomoTherapy’s deferred service revenue was written up to fair value. As a result, deferred service revenue recognized by Accuray during the three months ended December 31, 2012 and 2011 was less than $0.1 million and $3.7 million higher than the amount that would have been recognized by TomoTherapy if the acquisition had not occurred. For the six months ended December 31, 2012 and 2011, deferred service revenue recognized was $0.1 million and $8.8 million higher than the amount that would have been recognized by TomoTherapy if the acquisition had not occurred.

Cost of Revenue

	Three months ended December 31,				Three Months Ended December 31,				Six Months Ended December 31,				Six Months Ended December 31,
	2012	2012		2012	2011	2011		2011	2012	2012		2012	2011	2011		2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Products	$18,564	$(1,990	)(C)	$16,574	$32,800	$(4,549	)(C)	$28,251	$42,573	$(5,608	)(C)	$36,965	$71,173	$(16,040	)(C)	$55,133
Services	32,589	16	(D)	32,605	33,177	493	(D)	33,670	67,652	4	(D)	67,656	70,526	(3,151	)(D)	67,375
Other	—	—		—	203	—		203	—	—		—	504	—		504
Total	$51,153	$(1,974)		$49,179	$66,180	$(4,056)		$62,124	$110,225	$(5,604)		$104,621	$142,203	$(19,191)		$123,012

(C)

Products cost of revenue included the following charges arising from the acquisition of TomoTherapy and Morphormics: $2.0 million and $5.6 million, respectively, during the three and six months ended December 31, 2012 for amortization of intangible assets created by the acquisitions. For the three and six months ended December 31, 2011, respectively: $0.7 million and $8.3 million due to the write up of finished goods and work-in-process inventory on hand at the time of the acquisition from cost basis to fair value, $3.8 million and $7.7 million for amortization of intangible assets created by the acquisition, and less than $0.1 million and $0.1 million due to employee severance and retention expenses.

(D)

Services cost of revenue included the following adjustments to expenses arising from the acquisition of TomoTherapy during the three and six months ended December 31, 2012: less than $(0.1) and $(0.3) million charges for property, plant and equipment revaluation; $0.1 and $0.4 million reductions in expenses due to the roll out of fair value increases in warranty and loss contracts reserves, both of which were related to service provided during the periods. For the three and six months ended December 31, 2011: $-0- and $(3.6) million charge due to the write up of service related inventory on hand at the time of the acquisition from cost basis to fair value, $1.2 million and $2.4 million reductions in expenses due to the roll out of fair value increases in warranty and loss contracts reserves for the periods of service consumed, $(0.1) million and $(0.2) million charges for property, plant and equipment revaluation, and $(0.6) million and $(1.8) million charges due to employee severance, integration and retention expenses.

Gross Profit

	Three months ended December 31,			Three Months Ended December 31,			Six Months Ended December 31,			Six Months Ended December 31,
	2012	2012	2012	2011	2011	2011	2012	2012	2012	2011	2011	2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Products	$14,606	1,990	$16,596	$31,002	$4,684	$35,686	$31,225	$5,873	$37,098	$48,803	$16,523	$65,326
Services	12,020	(49)	11,971	8,920	(4,186)	4,734	19,077	(96)	18,981	14,972	(5,610)	9,362
Other	—	—	—	321	—	321	—	—	—	896	—	896

Total	$26,626	$1,941	$28,567	$40,243	$498	$40,741	$50,302	$5,777	$56,079	$64,671	$10,913	$75,584

Gross Profit Margin

	Three months ended December 31,			Three Months Ended December 31,			Six Months Ended December 31,			Six Months Ended December 31,
	2012	2012	2012	2011	2011	2011	2012	2012	2012	2011	2011	2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Products	44.0%	6.0%	50.0%	48.6%	7.2%	55.8%	42.3%	7.8%	50.1%	40.7%	13.5%	54.2%
Services	26.9%	(0.0)%	26.9%	21.2%	(8.9)%	12.3%	22.0%	(0.1)%	21.9%	17.5%	(5.3)%	12.2%
Other	—	—	—	61.3%	—	61.3%	—	—	—	64.0%	—	64.0%
Total	34.2%	2.5%	36.7%	37.8%	1.8%	39.6%	31.3%	3.6%	34.9%	31.3%	6.8%	38.1%

Operating Expenses

	Three months ended December 31,				Three Months Ended December 31,				Six Months Ended December 31,				Six Months Ended December 31,
	2012	2012		2012	2011	2011		2011	2012	2012		2012	2011	2011		2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Selling and Marketing	$15,761	(11	)(E)	$15,750	$14,017	$(46	)(E)	$13,971	$28,650	$(10	)(E)	$28,640	$27,598	$(1,770	)(E)	$25,828

Research and Development	17,239	(188	)(F)	17,051	18,283	(583	)(F)	17,700	35,813	(351	)(F)	35,462	37,401	(884	)(F)	36,517

General and Administrative	15,892	(570	)(G)	15,322	13,395	(1,226	)(G)	12,169	28,734	(1,546	)(G)	27,188	28,083	(3,607	)(G)	24,476
Total	$48,892	$(769)		$48,123	$45,695	$(1,855)		$43,840	$93,197	$(1,907)		$91,290	$93,082	$(6,261)		$86,821

(E)

For the three and six months ended December 31, 2012, less than $0.1 million charge for property, plant and equipment revaluation. For the three months ended December 31, 2011, $0.1 million charge primarily due to employee severance, integration and retention expenses. For the six months ended December 31, 2011, $1.2 million charge due to employee severance and retention expenses, and $0.6 million due to preparation for integration of work forces and operations.

(F)

For the three and six months ended December 31, 2012: $0.1 million and $0.2M due to retention expenses from the acquisition of Morphormics, and $0.1 million and $0.1 million due to property, plant and equipment revaluation from acquisition of TomoTherapy. For the three and six months ended December 31, 2011, $0.6 million and $0.9 million charges primarily due to employee severance, integration and retention expenses.

(G)

For the three and six months ended December 31, 2012: $-0- and $0.3 million charge primarily due to employee severance from the acquisition of Morphormics, $0.2 million and $0.4 million related to employee severance and retention due to consolidation of European offices, $-0- and $0.1million charge related to preparation for acquisition of Morphormics and $0.3 million and $0.7 million due to property, plant and equipment revaluation due to the acquisition of TomoTherapy. For the three months ended December 31, 2011, $0.5 million charge due to employee severance and retention expenses, $0.2 million charge related to preparation for integration of work forces and operations, and $0.5 million charge for property, plant and equipment revaluation. For the six months ended December 31, 2011, $1.5 million charge due to employee severance and retention expenses, $1.2 million charge related to preparation for integration of work forces and operations, and $0.9 million charge for property, plant and equipment revaluation.

Net loss attributable to Stockholders

	Three months ended December 31,				Three Months Ended December 31,				Six Months Ended December 31,				Six Months Ended December 31,
	2012	2012		2012	2011	2011		2011	2012	2012		2012	2011	2011		2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Loss From Operations	$(22,266)	$2,710	(H)	$(19,556)	$(5,452)	$2,353	(H)	$(3,099)	$(42,895)	$7,683	(H)	$(35,212)	$(28,411)	$17,174	(H)	$(11,237)

Other Expense	(2,580)	1,058	(I)	(1,522)	(4,464)	959	(I)	(3,505)	(3,284)	1,437	(K)	(1,847)	(7,236)	1,598	(I)	(5,638)
Provision For Income Taxes	667	—		667	367	—		367	1,264	—		1,264	905	—		905
Loss from Continuing Operations	$(25,513)	$3,768		$(21,745)	$(10,283)	$3,312		$(6,971)	$(47,443)	$9,120		$(38,323)	$(36,552)	$18,772		$(17,780)

Loss from operations of a discontinued variable interest entity	(1,400)	—		(1,400)	(1,908)	—		(1,908)	(3,505)	—		(3,505)	(3,722)	—		(3,722)

Impairment of indefinite lived intangible asset of discontinued variable interest entity	—	—		—	—	—		—	(12,200)	12,200	(L)	—	—	—		—

Loss from deconsolidation of a variable interest entity	(3,442)	3,442	(J)	—	—	—		—	(3,442)	3,442	(J)	—	—	—		—

Loss from discontinued operations, net of tax	$(4,842)	$3,442		$(1,400)	$(1,908)	$—		$(1,908)	$(19,147)	$15,642		$(3,505)	$(3,722)	$—		$(3,722)

Loss from discontinued operations attributable to noncontrolling interest	(1,184)	—		(1,184)	(1,804)	—		(1,804)	(13,289)	10,323	(M)	(2,966)	(3,377)	—		(3,377)
Loss from discontinued operations attributable to stockholders	$(3,658)	$3,442		$(216)	$(104)	$—		$(104)	$(5,858)	$5,319		$(539)	$(345)	$—		$(345)

Net Loss Attributable to Stockholders	$(29,171)	$7,210		$(21,961)	$(10,387)	$3,312		$(7,075)	$(53,301)	$14,439		$(38,862)	$(36,897)	$18,772		$(18,125)

(H)	Represents impact of all adjustments (A) through (G) on loss from operations.

(I)	Represents non-cash interest expense arising from the accretion of interest expense on the long-term debt.

(J)	Represents loss from deconsolidation of CPAC.

(K)

Includes $2.0 million non-cash interest expense arising from the accretion of interest expense on the long-term debt, offset by $0.6 million gain on previously held equity interest due to the acquisition of Morphormics.

(L)

Represents the impairment charges related to the write-down of the in-process research and development (IPR&D) asset based on results of research and development work carried out by CPAC, a variable interest entity deconsolidated by the Company in Q2’13.

(M)

Represents the noncontrolling portion of the $12.2 million impairment charge related to the write-down of the IPR&D asset based on results of research and development work carried out by CPAC, a variable interest entity deconsolidated by the Company in Q2’13.

Loss per share attributable to stockholders

	Three months ended December 31,			Three Months Ended December 31,			Six Months Ended December 31,			Six Months Ended December 31,
	2012	2012	2012	2011	2011	2011	2012	2012	2012	2011	2011	2011
	GAAP	Adjustments	Non-GAAP	0	Adjustments	0	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Basic and diluted - continuing operations	$(0.35)	$0.05	$(0.30)	$(0.15)	$0.05	$(0.10)	$(0.65)	$0.12	$(0.53)	$(0.52)	$0.27	$(0.25)
Basic and diluted - discontinued operations	$(0.05)	$0.05	$—	$—	$—	$—	$(0.09)	$0.08	$(0.01)	$—	$(0.01)	$(0.01)
Basic and diluted - net loss	$(0.40)	$0.10	$(0.30)	$(0.15)	$0.05	$(0.10)	$(0.74)	$0.20	$(0.54)	$(0.52)	$0.26	$(0.26)
Weighted average common shares used in computing loss per share	72,870		72,870	70,698		70,698	72,433		72,433	70,481		70,481